                                                                    Exhibit 99.8



                          CONSOLIDATED RAIL CORPORATION

                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)




                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    PAGE
UNAUDITED FINANCIAL STATEMENTS

Consolidated Statements of Income for the
Three Months and Six Months Ended
June 30, 2004 and 2003.......................        F-2

Consolidated Balance Sheets as of
June 30, 2004 and December 31, 2003..........        F-3


Consolidated Statements of Cash Flows for the
Six Months Ended June 30, 2004 and 2003......        F-4

Notes to Consolidated Financial Statements...        F-5

                          CONSOLIDATED RAIL CORPORATION

                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                                    ($ IN MILLIONS)
                                                   THREE MONTHS ENDED              SIX MONTHS ENDED
                                                        JUNE 30,                        JUNE 30,
                                                  ---------------------           ---------------------
                                                  2004            2003            2004            2003
                                                  -----           -----           -----           -----
OPERATING REVENUES
NSC/CSX (Note 2)                                  $ 211           $ 211           $ 418           $ 416
Third parties                                        25              20              48              41
                                                  -----           -----           -----           -----
  Total operating revenues                          236             231             466             457

OPERATING EXPENSES
  Compensation and benefits                          46              43              91              85
  Fuel                                                2               2               4               4
  Material, services and rents                       29              31              57              62
  Depreciation and amortization                      79              85             158             166
  Casualties and insurance                            4              (1)              7               1
  Other                                               2               5               6              10
                                                  -----           -----           -----           -----
  Total operating expenses                          162             165             323             328
                                                  -----           -----           -----           -----
Income from operations                               74              66             143             129

Interest expense                                    (25)            (25)            (49)            (50)

Other income, net                                    28              21              54              41
                                                  -----           -----           -----           -----
Income from continuing operations before
  income taxes and accounting changes                77              62             148             120

Provision for income taxes                           28              23              54              44
                                                  -----           -----           -----           -----
Income from continuing operations before
  accounting changes                                 49              39              94              76

Cumulative effect of changes in
  accounting principles,
  net of taxes (Note 4)                              --              --              (1)             40
                                                  -----           -----           -----           -----
NET INCOME                                        $  49           $  39           $  93           $ 116
                                                  =====           =====           =====           =====


See accompanying notes to the consolidated financial statements.

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                       ($ IN MILLIONS)
                                                  JUNE 30,         DECEMBER 31,
                                                    2004              2003
                                                  -------           -------
ASSETS
CURRENT ASSETS

  Cash and cash equivalents                       $    25           $     9
  Accounts receivable, net                             29                34
  Due from NSR/CSXT                                   143               136
  Deferred tax assets                                  45                45
  Material and supplies                                10                 8
  Other current assets                                 18                16
                                                  -------           -------

       Total current assets                           270               248

PROPERTY AND EQUIPMENT, NET                         6,001             6,119
NOTES RECEIVABLE FROM NSC/CSX                       1,374             1,231
OTHER ASSETS                                          509               503
                                                  -------           -------

       Total assets                               $ 8,154           $ 8,101
                                                  =======           =======

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

  Accounts payable                                     28                37
  Current maturities of long-term debt                 61                58
  Due to NSC/CSX                                        5                 5
  Wages and employee benefits                          26                31
  Casualty reserves                                    39                39
  Accrued and other current liabilities                91               107
                                                  -------           -------

       Total current liabilities                      250               277

LONG-TERM DEBT                                      1,078             1,067
CASUALTY RESERVES                                     112               125
DEFERRED INCOME TAXES                               1,811             1,827
OTHER LIABILITIES                                     459               455
                                                  -------           -------
       Total liabilities                            3,710             3,751
                                                  -------           -------
STOCKHOLDER'S EQUITY
  Common stock ($1 par value; 100 shares
   authorized, issued and outstanding)                 --                --
  Additional paid-in capital                        2,269             2,268
  Retained earnings                                 2,279             2,186
  Accumulated other comprehensive loss               (104)             (104)
                                                  -------           -------
       Total stockholder's equity                   4,444             4,350
                                                  -------           -------
       Total liabilities and
        stockholder's equity                      $ 8,154           $ 8,101
                                                  =======           =======


    See accompanying notes to the consolidated financial statements.

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                   ($ IN MILLIONS)
                                                                                  SIX MONTHS ENDED
                                                                                       JUNE 30,
                                                                               ---------------------
                                                                                2004            2003
                                                                               -----           -----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                     $  93           $ 116
Adjustments to reconcile net income to net cash provided by operating activities:
Net cumulative effect of changes in
  accounting principles                                                            1             (40)
Depreciation and amortization                                                    158             166
Deferred income taxes                                                            (19)            (14)
Equity in earnings of affiliates                                                 (14)             (9)
Gains from sales of property                                                      (2)             (1)
Pension expense (credit)                                                           5              (2)
Changes in:
    Accounts receivable                                                            5               2
    Accounts and wages payable                                                   (14)              3
    Accrued and other current liabilities                                        (16)            (23)
    Due from NSR/CSXT                                                             (7)             19
    Due to NSC/CSX                                                                --              (3)
Other                                                                             (6)            (17)
                                                                               -----           -----
    Net cash provided by operating activities                                    184             197
                                                                               -----           -----
CASH FLOWS FROM INVESTING ACTIVITIES
    Property and equipment acquisitions                                           (9)            (16)
    Notes receivable from NSC/CSX                                               (143)           (168)
    Proceeds from disposal of property and equipment                               6               3
    Other                                                                         (4)              2
                                                                               -----           -----
    Net cash used in investing activities                                       (150)           (179)
                                                                               -----           -----
CASH FLOWS FROM FINANCING ACTIVITIES
    Payment of long-term debt                                                    (18)            (21)
                                                                               -----           -----
    Net cash used in financing activities                                        (18)            (21)
                                                                               -----           -----
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              16              (3)
CASH AND CASH EQUIVALENTS
  At beginning of period                                                           9              14
                                                                               -----           -----
  At end of period                                                             $  25           $  11
                                                                               =====           =====


See accompanying notes to the consolidated financial statements.

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.    BASIS OF PRESENTATION

      The unaudited financial statements contained herein present the consolidated financial position of Consolidated Rail Corporation ("Conrail" or the "Company") as of June 30, 2004 and December 31, 2003, the consolidated results of operations for the three and six-month periods ended June 30, 2004 and 2003 and the consolidated cash flows for the six-month periods ending June 30, 2004 and 2003. In the opinion of management, these financial statements include all adjustments, consisting of normal recurring adjustments necessary to present fairly the results for the interim periods included.

2.    DESCRIPTION OF BUSINESS

      Conrail, a principal freight railroad in the Northeastern United States, is a wholly-owned subsidiary of Conrail Inc. CSX Corporation ("CSX") and Norfolk Southern Corporation ("NSC"), the major rail holding companies in the Eastern United States, jointly control Conrail Inc. through their ownership interests in CRR Holdings LLC ("CRR"), whose primary subsidiary is Green Acquisition Corporation, which owns Conrail Inc. CSX and NSC have equity interests in CRR of 42% and 58%, respectively, and voting interests of 50% each. Under operating and lease agreements, CSX and NSC operate a substantial portion of Conrail's properties through their respective railroad subsidiaries, CSX Transportation, Inc ("CSXT") and Norfolk Southern Railway Company ("NSR").

      The major source of Conrail's revenues is from CSXT and NSR, primarily in the form of rental revenues and operating fees.

3.    RECENT DEVELOPMENTS

      PROPOSED SPIN OFF OF CONRAIL'S SUBSIDIARIES

      In June 2003, Conrail, together with CSX and NSC, filed a joint petition with the Surface Transportation Board ("STB") to establish direct ownership and control by CSXT and NSR of certain portions of the Conrail system already operated by them in a substantially independent manner, under various agreements. These portions of the Conrail system are currently owned by Conrail's primary subsidiaries, New York Central Lines LLC ("NYC") and Pennsylvania Lines LLC ("PRR"). The proposed transactions involve the termination of the existing operating agreements and the transfer of the direct equity ownership of NYC and PRR to CSXT and NSR, respectively. The proposed transactions do not involve the Company's other properties ("Shared Assets Areas") that will continue to be owned and operated by Conrail. The consummation of the proposed transactions is subject to a number of conditions,

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      including, among other things, that the STB authorization, obtained by the parties in November 2003, remains in full force and effect, that the Internal Revenue Service ruling received by the parties in November 2003, favorably qualifying the proposed transactions as non-taxable, remains in full force and effect and that the parties obtain required consents from Conrail's debt holders and other lessors and counterparties to certain of Conrail's equipment leases and related financing arrangements.

      As a part of the proposed transactions, Conrail is undertaking a restructuring of its existing unsecured and secured public indebtedness. New guaranteed debt securities of two newly formed corporate subsidiaries of CSXT and NSR would be offered in a 42%/58% ratio as well as substantially all of the equity of such new subsidiaries in exchange for the equity of NYC and PRR. Upon completion of the proposed transactions, the new debt securities would become direct unsecured obligations of CSXT and NSR, respectively. Conrail's secured debt and lease obligations will remain obligations of Conrail and are expected to be supported by new leases and subleases that, upon consummation of the proposed transactions, would be the direct lease and sublease obligations of CSXT and NSR, respectively.

      Effective July 26, 2004, Conrail, CSXT and NSR announced the commencement of the exchange offer for Conrail's unsecured debt. In connection with this exchange offer, Conrail also is soliciting consents from the holders of the unsecured debt to permit the proposed restructuring. In addition, on July 26, 2004, Conrail began soliciting consents from holders of certain secured debt and lease obligations to, among other things, permit the proposed restructuring. Both the exchange offer and unsecured and secured debt consent solicitations will expire on August 23, 2004, unless extended.

      Conrail, NSC and CSX are working to complete all steps necessary to consummate the proposed transactions in 2004. CSX and NSC are progressing toward ascertaining the fair value effects of the proposed transactions, which will be reflected in the accounting for the proposed transactions once consummated and that analysis has been completed. Upon consummation of the proposed transactions, Conrail's primary source of revenue will be related to the operation of the Shared Assets Areas instead of the operating and equipment rental activities of NYC and PRR. Conrail's future operating expenses will also reflect this change in operations. Accordingly, Conrail's prospective operating results will be significantly different from those currently reported.

4.    NEW ACCOUNTING PRONOUNCEMENTS

      In March 2004, Conrail adopted Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities"("FIN 46R") which requires that a variable interest entity be consolidated by the company that is subject to

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      a majority of the economic risks and/or rewards of that entity. Pursuant to FIN 46R, in the first quarter of 2004, Conrail consolidated a locomotive leasing entity, Locomotive Management Services ("LMS") and recorded a $1 million net adjustment for the cumulative effect of this accounting change. LMS had total assets, primarily depreciable equipment, of $40 million as of June 30, 2004. Total liabilities as of June 30, 2004, totaled $42 million, including $4 million and $30 million of current and long-term debt, respectively. The consolidation of LMS will not have an impact on net income in future periods as Conrail previously accounted for its investment in LMS under the equity method of accounting.

      The Company also adopted FASB Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003. Pursuant to SFAS 143, companies are precluded from accruing removal cost expenses that are not legal obligations. Previously, the Company and most other railroads had accrued removal costs as a component of depreciation expense. In the first quarter of 2003, the Company recorded income of $40 million for the cumulative effect of this change ($65 million before taxes). Effective with this pronouncement, removal costs are expensed as incurred. This change did not have a material impact on the Company's consolidated financial statements.

5.    PENSION AND POSTRETIREMENT BENEFITS

      The Company and its subsidiaries sponsor several qualified and nonqualified pension plans and other postretirement benefit plans for its employees. Components of the net periodic cost (benefit) for the three months ended June 30 were as follows (in millions):

                                                                  PENSION BENEFITS
                                                                -------------------
                                                                2004           2003
                                                                ----           ----
Service cost                                                    $  1           $  1
Interest cost                                                     19             20
Expected return on assets                                        (23)           (26)
Amortization of unrecognized net actuarial (gain) loss             8              3
                                                                ----           ----
Net cost (benefit)                                              $  5           $ (2)
                                                                ====           ====


      The net periodic cost for other postretirement benefits was $1 million for the six-month period ending June 30, 2004 and 2003, respectively.

      CONTRIBUTIONS FOR PENSIONS AND OTHER POSTRETIREMENT BENEFITS

      Conrail previously disclosed in its consolidated financial statements for the year ended December 31, 2003, that it expected to

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      contribute $2 million to the pension plans and $3 million to the other postretirement benefit plans in 2004. For the six months ended June 30, 2004, contributions of $1 million have been made for each of the plans. Conrail presently anticipates contributing in 2004 a total of $2 million and $3 million for its pension and other postretirement benefits plans, respectively.

      MEDICARE CHANGES

      The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law in December 2003. The Act introduces a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Because significant uncertainties exist regarding the measurement and disclosure requirements of the Act, the FASB has issued staff position No. FAS 106-1, which allows a plan sponsor to recognize or defer accounting for the effects of the Act in their 2003 financial statements. The Company has elected the deferral option and is currently evaluating how the Act may impact its postretirement benefit obligations.

6.    COMMITMENTS AND CONTINGENCIES

      ENVIRONMENTAL

      The Company is subject to various federal, state and local laws and regulations regarding environmental matters. The Company is a party to various proceedings brought by both regulatory agencies and private parties under federal, state and local laws, including Superfund laws, and has also received inquiries from governmental agencies with respect to other potential environmental issues. The Company has received, together with other companies, notices of its involvement as a potentially responsible party or requests for information under the Superfund laws with respect to cleanup and/or removal costs due to its status as an alleged transporter, generator or property owner at 29 locations. Conrail regularly participates in monitoring the status of the known sites and assessing the adequacy of the liability estimates.

      At June 30, 2004 and December 31, 2003, the Company had accrued $62 million and $61 million, respectively, for estimated environmental exposures. The Company anticipates that much of this liability will be paid out over five years; however, some costs will be paid out over a longer period. The Company believes the ultimate liability for these matters will not materially affect its consolidated financial condition.

      CASUALTY

      The casualty claim liability is determined using the aid of an independent actuarial firm based upon claims filed and an estimate

                          CONSOLIDATED RAIL CORPORATION
                   (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      of claims incurred but not yet reported. The Company is generally self-insured for casualty claims. Claims in excess of self-insurance levels are insured up to excess coverage limits. While the ultimate amounts of claims incurred are dependent upon future developments, in management's opinion, the recorded liability is adequate to cover expected probable payments.

      OTHER

      The Company is involved in other various legal actions and claims arising from the ordinary course of railroad operations. The Company believes it has recorded liabilities sufficient to cover the future payments for such claims.